AMENDMENT TO EMPLOYMENT AGREEMENT

          This Amendment to Employment Agreement is hereby entered into as of May 1, 2007 by and among Cedar Shopping Centers, Inc., a Maryland corporation (the “Corporation”), Cedar Shopping Centers Partnership, L.P., a Delaware limited partnership (the “Partnership”) and Leo S. Ullman (the “Executive”).

W I T N E S S E T H:

          WHEREAS, the Corporation, the Partnership and the Executive entered into that certain Employment Agreement dated as of November 1, 2003, as previously amended (the “Employment Agreement”); and

          WHEREAS, the Board of Directors of the Corporation (on the Corporation’s own behalf, and as the sole general partner of the Partnership) approved the modification to certain provisions of the Employment Agreement;

          NOW THEREFORE, intending to be legally bound the parties hereto agree as follows:

          1. Section 2.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

          “2.1 Unless sooner terminated as provided in this Agreement, the term of employment shall be four years, commencing October 1, 2003; provided, however, that commencing on October 1, 2004 and on each October 1 thereafter (each an “Extension Date”), the term of employment shall be automatically extended for an additional one-year period so that the term of employment will always be for four years, unless the Corporation or the Executive provides the other party hereto not less than 60 days prior written notice before the next Extension Date that the term of employment shall not be so extended.”

          2. The introduction to Section 4.1 of the Employment Agreement is hereby amended to read as follows:

          “4.1 If the Executive’s employment with the Corporation or the Partnership shall be terminated (a) by the Corporation or Partnership other than for Cause or pursuant to Sections 3.6 or 3.7 or (b) by the Executive for Good Reason, then the Corporation and Partnership shall:"

          IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of the date first above written.

CEDAR SHOPPING CENTERS, INC. By:/s/ Brenda J. Walker CEDAR SHOPPING CENTERS PARTNERSHIP, L.P. By: Cedar Shopping Centers, Inc. By:/s/ Brenda J. Walker /s/ Leo S. Ullman Leo S. Ullman